As filed with the Securities and Exchange Commission on April 19, 2024

Registration No. 333-277559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-0741227
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17800 North 85th Street

Scottsdale, Arizona 85255

(480) 991-0797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Isaiah Fields

Executive Vice President and General Counsel

Axon Enterprise, Inc.

17800 North 85th Street

Scottsdale, Arizona 85255

(480) 991-0797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Douglas Dolan

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

(212) 474-1310

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of Securities Act.  ☐

EXPLANATORY NOTE

Axon Enterprise, Inc., a Delaware corporation (the “Registrant”), is filing this post-effective amendment (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 ASR (File No. 333- 277559), filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2024 (the “Registration Statement”), to amend Exhibit 107 originally filed with the Registration Statement.  Accordingly, this Amendment No. 1 consists only of Exhibit 107 and the signature page to the Post-Effective Amendment.  The balance of the Registration Statement remains unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Number	Description

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on the 19th day of April, 2024.

AXON ENTERPRISES, INC.

By:	/s/ Patrick W. Smith
Patrick W. Smith
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick W. Smith	Chief Executive Officer and Director	April 19, 2024
Patrick W. Smith	(Principal Executive Officer)

/s/ *	Chief Operating Officer and Chief Financial Officer	April 19, 2024
Brittany Bagley	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board	April 19, 2024
Michael Garnreiter

/s/ *	Director	April 19, 2024
Erika Ayers Badan

/s/ *	Director	April 19, 2024
Adriane M. Brown

/s/ *	Director	April 19, 2024
Julie A. Cullivan

/s/ *	Director	April 19, 2024
Caitlin E. Kalinowski

/s/ *	Director	April 19, 2024
Mark W. Kroll

/s/ *	Director	April 19, 2024
Matthew R. McBrady

/s/ *	Director	April 19, 2024
Hadi Partovi

/s/ *	Director	April 19, 2024
Graham Smith

/s/ *	Director	April 19, 2024
Jeri Williams

*

Patrick W. Smith, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors and officers of the registrant pursuant to powers of attorney duly executed by such persons.